AMENDMENT NO. 9

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of May 1, 2013, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desires to change the names of Invesco Van Kampen V.I. American Franchise Fund to Invesco V.I. American Franchise Fund, Invesco Van Kampen V.I. American Value Fund to Invesco V.I. American Value Fund, Invesco Van Kmapen V.I. Comstock Fund, Invesco Van Kampen V.I. Equity and Income Fund to Invesco V.I. Equity and Income Fund, Invesco Van Kampen V.I. Global Core Equity Fund to Invesco V.I. Global Core Equity Fund, Invesco Van Kampen V.I. Growth & Income Fund to Invesco V.I. Growth & Income Fund, Invesco Van Kampen V.I. Mid Cap Growth Fund to Invesco V.I. Mid Cap Growth Fund and Invesco Van Kampen V.I. Value Opportunities Fund to Invesco V.I. Value Opportunities Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. Utilities Fund
Invesco V.I. Core Equity Fund	Invesco V.I. Diversified Dividend Fund
Invesco V.I. Diversified Income Fund	Invesco V.I. High Yield Securities Fund
Invesco V.I. Global Health Care Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Global Real Estate Fund	Invesco V.I. Equally-Weighted S&P 500 Fund
Invesco V.I. Government Securities Fund	Invesco V.I. American Franchise Fund
Invesco V.I. High Yield Fund	Invesco V.I. American Value Fund
Invesco V.I. International Growth Fund	Invesco V.I. Comstock Fund
Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Equity and Income Fund
Invesco V.I. Money Market Fund	Invesco V.I. Global Core Equity Fund
Invesco V.I. Small Cap Equity Fund	Invesco V.I. Growth and Income Fund
Invesco V.I. Technology Fund	Invesco V.I. Mid Cap Growth Fund
Invesco V.I. Value Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani

Name:	Harsh Damani

Title:	SVP Fund Admin

By:	/s/ Jamie Kingston

Name:	Jamie Kingston

Title:	SVP Product

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ A. Lehman

Name:	A. Lehman

Title:	Managing Director

By:	/s/ C. Puschmann

Name:	C. Puschmann

Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ M. Mcloughun

Name:	M. McLoughun

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell

Name:	Nick Burrell

Title:	Company Secretary

By:	/s/ Mark Yesberg

Name:	Mark Yesberg

Title:	Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Fanny Lee

Name:	Fanny Lee

Title:	Director

By:	/s/ Gracie Liu

Name:	Gracie Liu

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H, Kupor

Title:	Secretary & General Counsel